Exhibit 10-n-2

Schedule of Executives of the Company who are a party to a Change of Control Agreement (Three-Year Agreement):

1. C. M. Jones

2. B. M. Abzug

3. P. E. Allen

4. J. E. Besong

5. G. R. Chadick

6. R. M. Chiusano

7. G. S. Churchill

8. R. W. Kirchenbauer

9. N. Mattai

10. J. A. Moore

11. R. K. Ortberg

12. K. L. Statler